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                                                                Exhibit (c)(4)


                              SHAREHOLDER AGREEMENT

                  SHAREHOLDER AGREEMENT, dated as of June 3, 1998, between Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Nationwide"), and Allied Mutual Insurance Company, an Iowa mutual insurance company (the "Securityholder").

                  WHEREAS, Nationwide, Nationwide Life Acquisition Corporation, an Ohio corporation and wholly-owned subsidiary of Nationwide ("Sub"), and Allied Life Financial Corporation, an Iowa corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), which provides for a cash tender offer by Sub (as such tender offer may hereafter be amended from time to time, the "Offer") to purchase all shares of common stock, no par value, of the Company (the "Common Shares") and, following the consummation of the Offer, the merger of Sub with the Company (the "Merger");

                  WHEREAS, the Securityholder is the record and beneficial owner of the number of (i) Common Shares, and (ii) shares of 6.75% Series Preferred Stock, no par value, of the Company and (collectively, the "Preferred Shares") set forth on Schedule A hereto; such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with securities that may be acquired after the date hereof by the Securityholder, including Common Shares issuable upon the exercise of options to purchase Common Shares (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Securities"; and

                  WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Nationwide has requested that the Securityholder enter into this Agreement (capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement);

                  NOW, THEREFORE, to induce Nationwide to enter into, and in consideration of it entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:
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                  1. Covenants of the Securityholder. The Securityholder agrees as follows:

                  (a) The Securityholder shall not, except as contemplated by the terms of this Agreement, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any Contract (as defined below), option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Securities to any person, or (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Securities.

                  (b) The Securityholder shall not, nor shall the Securityholder permit any investment banker, financial adviser, attorney, accountant or other representative or agent of the Securityholder to, directly or indirectly (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal.

                  (c) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Securityholder shall, including by initiating a written consent solicitation if requested by Nationwide, vote (or cause to be voted) such Securityholder's Securities in favor of the Merger, the adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement. At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Securityholder's vote, consent or other approval is sought, the Securityholder shall vote (or cause to be voted) the Securityholder's Securities against (i) any merger (other than the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Certificate of Incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement including any consent to

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the treatment of any Securities in or in connection with such transaction
(collectively, "Frustrating Transactions").

                  2. Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.

                  (a) Subject to governmental approvals, the Securityholder hereby irrevocably grants to, and appoints, any individual who shall be designated by Nationwide as the Securityholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Securityholder, to vote the Securityholder's Securities, or grant a consent or approval in respect of such Securities, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement, and (ii) against any Alternative Transaction or Frustrating Transaction.

                  (b) The Securityholder represents that any proxies heretofore given in respect of the Securityholder's Securities are not irrevocable, and that any such proxies are hereby revoked.

                  (c) THE SECURITYHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. The Securityholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Securityholder under this Agreement. The Securityholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

                  3. Acquisition Proposals.

                  Notwithstanding anything to the contrary contained in this Agreement, during any period of time that the Securityholder is not prohibited by the Agreement and Plan of Merger, dated as of the date hereof, by and between Securityholder and Nationwide (the "Allied Mutual Merger Agreement") from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written

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Acquisition Proposal; or (C) recommending an Acquisition Proposal to the policy holders of the Securityholder, the Securityholder's obligations under Sections 1 and 2 of this Agreement shall be deemed inoperative. For purposes of this
Section 3, "Acquisition Proposal" shall have the meaning ascribed thereto in the Allied Mutual Merger Agreement.

                  4. Representations and Warranties of the Securityholder. The Securityholder hereby represents and warrants to Nationwide as follows:

                  (a) Authority. The Securityholder has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Securityholder. This Agreement has been duly executed and delivered by the Securityholder and, assuming this Agreement constitutes a valid and binding obligation of Nationwide, constitutes a valid and binding obligation of the Securityholder enforceable against the Securityholder in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except for the informational filings with the Securities and Exchange Commission and except for any state insurance department approvals or filings, neither the execution, delivery or performance of this Agreement by the Securityholder nor the consummation by the Securityholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval (collectively, "Governmental Approvals") of, any federal, state, local or municipal foreign or other government or subdivision, branch, department or agency thereof or any governmental or quasi-governmental authority of any nature, including any court or other tribunal, (a "Governmental Entity"), except where the failure to obtain any such Governmental Approvals would not be reasonably likely to adversely affect the transactions contemplated hereby, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any lien upon any of the properties or assets of the Securityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a "Contract") to which the Securityholder is a party or by which the Securityholder or any of the

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Securityholder's properties or assets, including the Securityholder's
Securities, may be bound, except for such violations, breaches, defaults, rights of termination, amendment, cancellation and acceleration and liens which would not be reasonably likely to adversely affect the transactions contemplated hereby or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Entity (a "Law") applicable to the Securityholder or any of the Securityholder's properties or assets, including the Securityholder's Securities, except for such violations which would not be reasonably likely to adversely affect the transactions contemplated hereby

                  (b) The Securities. The Securityholder's Securities and the certificates representing such Securities are now, and at all times during the term hereof will be, held by such Securityholder, or by a nominee or custodian for the benefit of such Securityholder, and the Securityholder has good and marketable title to such Securities, free and-clear of any liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such liens or proxies arising hereunder and the agreements made hereby. The Securityholder owns of record or beneficially no securities of the Company, or any options, warrants or rights exercisable for securities of the Company, other than such Securityholder's Securities, as set forth on Schedule A hereto.

                  (c) Brokers. Except as provided in the Allied Mutual Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Securityholder.

                  (d) Merger Agreement. The Securityholder understands and acknowledges that Nationwide is entering into the Merger Agreement in reliance upon the Securityholder's execution and delivery of this Agreement.

                  5. Representations and Warranties of Nationwide. Nationwide hereby represents and warrants to the Securityholder as follows:

                  (a) Authority. Nationwide has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Nationwide and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Nationwide.

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This Agreement has been duly executed and delivered by Nationwide and, assuming this Agreement constitutes a valid and binding obligation of the Securityholder, constitutes a valid and binding obligation of Nationwide enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Securities Act. The Securities will be acquired in compliance with, and Nationwide will not offer to sell or otherwise dispose of any Securities so acquired by it in violation of any of, the Securities Exchange Act of 1934, as amended, or the registration requirements of the Securities Act of 1933, as amended.

                  6. Further Assurances. Except as otherwise provided in Section 3, the Securityholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Nationwide may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote the Securityholder's Securities as contemplated by Section 2. Nationwide agrees to use its best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

                  7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate on the earlier of (x) the termination of the Merger Agreement (except pursuant to Section 8.1(d) of the Merger Agreement in which case this Agreement shall continue in effect) of in accordance with its terms and (y) the termination of the Allied Mutual Merger Agreement. Nothing in this Section 7 shall relieve any party from liability for willful breach of this Agreement.

                  8. General Provisions.

                  (a) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

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                  (b) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  (c) Notice. All notices, consents, requests, approvals, authorizations and other communications (collectively, "Notices") required or permitted to be given hereunder by one party to another shall only be effective if in writing. All Notices shall be sent (i) by registered or certified mail (with return receipt requested), postage prepaid, or (ii) by Federal Express, U.S. Post Office Express Mail, Airborne or similar overnight courier which delivers, if requested, only upon signed receipt of the addressee (with such signed receipt being requested), or (iii) by facsimile transmission, and addressed or transmitted as follows or at such other address or facsimile number, and to the attention of such other person, as the parties shall give notice as herein provided:

                      If to Nationwide, to:

                      Nationwide Mutual Insurance Company
                      One Nationwide Plaza
                      Columbus, Ohio 43215
                      Attention: David A. Diamond, Vice President -- Enterprise Controller
                      Facsimile:  (614) 249-4462

                      with a copy to:

                      Nationwide Mutual Insurance Company
                      One Nationwide Plaza
                      Columbus, Ohio 43215
                      Attention:   Mark B. Koogler, Vice President and Associate
                                   General Counsel
                                   Roger A. Craig, Counsel
                      Facsimile:  (614) 249-7254

                      and

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                      if to the Securityholder, to:

                      Allied Mutual Insurance Company
                      701 Fifth Avenue
                      Des Moines, Iowa  50391-2000
                      Attention:   John E. Evans, Chairman of the Board
                                   Douglas L. Andersen, President and Chief
                                   Executive Officer
                      Facsimile No.: 515-280-4399

                      with copies to:

                      Nyemaster, Goode, Voigts, West, Hansell & O'Brien A Professional Corporation
                      700 Walnut Street, Suite 1600
                      Des Moines, Iowa  50309-3899
                      Attention: Mark C. Dickinson, Esq.
                      Facsimile No.: 515-283-3108

                      and

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      919 Third Avenue
                      New York, New York  10022-3897
                      Attention: Jeffrey W. Tindell, Esq.
                      Facsimile No.: 212-451-7321

A Notice shall be effective upon receipt and shall be deemed to be received, if sent by registered or certified mail, U.S. Post Office Express Mail, Federal Express, Airborne or similar overnight courier, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a Notice is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such Notice shall be deemed to be received by the recipient at 9:00 a.m. on the first Business Day thereafter. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall

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be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

                  (d) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. For purposes of this Agreement, "Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, trust, joint venture, labor union, estate, unincorporated organization or other entity.

                  (e) Counterparts. This Agreement shall be executed in duplicate and may be executed in counterparts each of which shall be deemed to constitute an original and constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                  (f) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  (g) No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or

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implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  (h) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Iowa without regard to any conflicts or choice of law provisions thereof or of any other jurisdiction.

                  (i) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

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                  IN WITNESS WHEREOF, each of Nationwide and Securityholder has caused this Agreement to be signed by its officer thereunto duly authorized, as of the date first written above.


                                   NATIONWIDE MUTUAL INSURANCE
                                   COMPANY

                                   By: /s/ Mark B. Koogler
                                       ---------------------------------------
                                   Name:  Mark B. Koogler
                                   Title: Vice President and Associate General
                                          Counsel


                                   ALLIED MUTUAL INSURANCE
                                   COMPANY

                                   By: /s/ George T. Oleson
                                       ---------------------------------------
                                   Name:  George T. Oleson
                                   Title: Vice President and Corporate Counsel

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
                                                  SCHEDULE A
                                             Common            Preferred
        Name and Address                     Shares             Shares            Warrants            Options
        ----------------                     ------             ------            --------            -------
Allied Mutual Insurance Company             1,521,006          2,292,093             --                  --

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